UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

Colony Credit Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

515 S. Flower Street, 44th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CLNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Colony Credit Real Estate, Inc. (the “Company”) filed a Current Report on Form 8-K on May 3, 2019 (the “Original Form 8-K”) reporting the final voting results of the matters submitted to a vote by the Company’s stockholders at the 2019 annual meeting of stockholders held on May 2, 2019 (the “Annual Meeting”).  The sole purpose of this Amendment is to disclose the Company’s decision on the frequency of future advisory stockholder votes on executive compensation.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, at the Annual Meeting the stockholders approved, on an advisory, non-binding basis, and in accordance with the recommendations of the Company’s board of directors, one year as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.  Consistent with the voting results, the Company’s board of directors reaffirmed its prior recommendation and determined that the Company will conduct future stockholder advisory votes regarding compensation paid to its named executive officers on an annual basis until the next advisory stockholder vote on the frequency of these advisory votes is held, which is currently required to be held at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2020	COLONY CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel & Secretary